CONSENT OF JACQUELINE L. WHEELER, ESQ.

I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-147408).

/s/Jacqueline L. Wheeler

Jacqueline L. Wheeler
Assistant General Counsel

April 12, 2019